UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2023

Banzai International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39826	85-3118980
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

435 Ericksen Ave, Suite 250 Bainbridge Island, Washington	98110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 414-1777

7GC & Co. Holdings Inc.

388 Market Street, Suite 1300

San Francisco, California 94111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Class A common stock, par value $0.0001 per share	BNZI	The Nasdaq Global Market
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	BNZIW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Standby Equity Purchase Agreement

On December 14, 2023, Banzai International, Inc., a Delaware corporation (“the Company”) (formerly 7GC & Co. Holdings Inc., a Delaware corporation), entered into a standby equity purchase agreement (the “SEPA) with Banzai Operating Co LLC (formerly Banzai International, Inc. (“Old Banzai”)) and YA II PN, LTD, a Cayman Islands exempt limited partnership managed by Yorkville Advisors Global, LP (“Yorkville”), in connection with the previously announced business combination (the “Business Combination”) between the Company and Old Banzai. Pursuant to the SEPA, subject to certain conditions, the Company shall have the option, but not the obligation, to sell to Yorkville, and Yorkville shall subscribe for, an aggregate amount of up to up to $100 million of the Company’s shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), at the Company’s request any time during the commitment period commencing on the date following (x) repayment of the Pre-Paid Advance (as defined below) and (y) effectiveness of a Resale Registration Statement (as defined below) filed with the Securities and Exchange Commission (the “SEC”) for the resale under the Securities Act of 1933, as amended (the “Securities Act”), by Yorkville of the shares of Class A Common Stock issued under the SEPA (excluding the Closing Shares (as defined below)) and terminating on the 36-month anniversary of the SEPA.

Each advance (each, an “Advance”) the Company requests under the SEPA (notice of such request, an “Advance Notice”) may be for a number of shares of Class A Common Stock up to the greater of (i) 500,000 shares or (ii) such amount as is equal to 100% of the average daily volume traded of the Class A Common Stock during the five trading days immediately prior to the date the Company requests each Advance; provided, in no event shall the number of shares of Class A Common Stock issued cause the aggregate shares of Class A Common Stock held by Yorkville and its affiliates as of any such date to exceed 9.99% of the total number of shares of Class A Common Stock outstanding as of the date of the Advance Notice (less any such shares held by Yorkville and its affiliates as of such date). The shares would be purchased, at the Company’s election, at a purchase price equal to either:

(i)

95% of the average daily volume weighted average price of the Class A Common Stock on the Nasdaq Stock Market (“Nasdaq”) as reported by Bloomberg L.P. (“VWAP”) for the pricing period commencing (i) if submitted to Yorkville prior to 9:00 a.m. Eastern Time on a trading day, the open of trading on such day or (ii) if submitted to Yorkville after 9:00 a.m. Eastern Time on a trading day, upon receipt by the Company of written confirmation (which may be by e-mail) of acceptance of such Advance Notice by Yorkville (or the open of regular trading hours, if later), and which confirmation shall specify such commencement time, and, in either case, ending on 4:00 p.m. New York City time on the applicable Advance Notice date (the “Option 1 Pricing Period”); or

(ii)	96% of the lowest daily VWAP of the Class A Common Stock during the three trading days commencing on the Advance Notice date (the “Option 2 Pricing Period”).

In connection with an Advance Notice where the Company selects an Option 1 Pricing Period, if the total number of shares of Class A Common Stock traded on Nasdaq during the applicable Option 1 Pricing Period is less than the Volume Threshold (defined as the amount of the Advance shares divided by 30%), then the number of shares issued and sold pursuant to such Advance Notice shall be reduced to the greater of (a) 30% of the trading volume during such Option 1 Pricing Period as reported by Bloomberg L.P., or (b) the number of shares sold by Yorkville during such Option 1 Pricing Period, but in each case not to exceed the amount requested in the Advance Notice.

When providing an Advance Notice where the Company selects an Option 2 Pricing Period, the Company may indicate on such Advance Notice a minimum acceptable price (“MAP”). If a MAP is indicated on an Advance Notice, then each trading day during the Option 2 Pricing Period for such Advance Notice for which the VWAP of the Class A Common Stock is below the MAP or for which there is no VWAP (each such day, an “Excluded Day”) shall result in an automatic reduction to the amount of the Advance set forth in such Advance Notice by 33%, and each Excluded Day shall be excluded from the Pricing Period for purposes of determining the price at which Yorkville shall purchase the shares. Additionally, the total number of shares of Class A Common Stock in respect of such Advance (after the foregoing reductions, if any) shall be automatically increased by such number of shares of Class A Common Stock (the “Additional Shares”) equal to the number of shares of Class A Common Stock sold by Yorkville on such Excluded Day, if any, and the price paid per share for each Additional Share shall be equal to the MAP in effect with respect to such Advance Notice multiplied by 96%, provided that this increase shall not cause the total Advance to exceed the amount set forth in the original Advance Notice.

Any purchase under an Advance would be subject to certain limitations, including that Yorkville shall not purchase or acquire any shares that would result in it and its affiliates beneficially owning more than 9.99% of the then outstanding voting power or number of shares of Class A Common Stock or any shares that, aggregated with shares issued under all other earlier Advances, would exceed 19.99% of all shares of Class A Common Stock and Class B common stock of the Company, par value $0.0001 per share, outstanding on the date of the SEPA, unless Company shareholder approval was obtained allowing for issuances in excess of such amount (the “Exchange Cap”).

In connection with the execution of the SEPA, the Company paid a structuring fee (in cash) to Yorkville in the amount of $35,000. Additionally, (a) Old Banzai issued to Yorkville immediately prior to the closing of the Business Combination on December 14, 2023 (the “Closing”) such number of shares of Old Banzai’s class A common stock such that upon the Closing, Yorkville received 300,000 shares of Class A Common Stock (the “Closing Shares”) as a holder of shares of class A common stock of Old Banzai, and (b) the Company agreed to pay a commitment fee of $500,000 to Yorkville at the earlier of (i) March 14, 2024 or (ii) the termination of the SEPA, which will be payable, at the option of the Company, in cash or shares of Class A Common stock through an Advance.

Additionally, Yorkville agreed to advance to the Company, in exchange for convertible promissory notes (each, a “Promissory Note” and, together, the “Promissory Notes”), an aggregate principal amount of up to $3.5 million (the “Pre-Paid Advance”), $2.0 million of which was funded at the Closing in exchange for the issuance by the Company of a Promissory Note (the “First Promissory Note”) and $1.5 million of which (the “Second Tranche”) will be funded upon the effectiveness of a Resale Registration Statement; provided that if at the time of the initial filing of the Registration Statement, shares issuable under the Exchange Cap multiplied by the closing price on the day prior to such filing is less than $7.0 million (i.e., 2x coverage of the Pre-Paid Advance), the Second Tranche will be further conditioned upon the Company obtaining stockholder approval to exceed the Exchange Cap. The First Promissory Note was issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

The Promissory Notes for the Pre-Paid Advance will be due six months from the applicable date of issuance, and interest shall accrue on the outstanding balance of the Promissory Notes at an annual rate equal to 0%, subject to an increase to 18% upon an event of default as described in the Promissory Notes. The Promissory Notes shall be convertible by Yorkville into shares of Class A Common Stock at an aggregate purchase price based on a price per share equal to the lower of (a) $10.00 per share (the “Fixed Price”) or (b) 90% of the lowest daily VWAP of the Class A Common Stock on Nasdaq during the ten trading days immediately prior to each conversion (the “Variable Price”), but which Variable Price shall not be lower than the Floor Price then in effect. The “Floor Price” will be the lower of (i) $2.00 per share or (ii) 20% of the VWAP of the Class A Common Stock immediately prior to effectiveness of the Resale Registration Statement, subject to a downward only reset equal to the average VWAP of the Class A Common Stock for the three trading days prior to the 20 trading day anniversary of the Closing. Additionally, the Company, at its option, shall have the right, but not the obligation, to redeem early a portion or all amounts outstanding under the Promissory Notes at a redemption amount equal to the outstanding principal balance being repaid or redeemed, plus a 10% prepayment premium, plus all accrued and unpaid interest; provided that (i) the Company provides Yorkville with no less than ten trading days’ prior written notice thereof and (ii) on the date such notice is issued, the VWAP of the Class A Common Stock is less than the Fixed Price.

At any time during the Commitment Period that there is a balance outstanding under a Promissory Note, Yorkville may deliver notice (an “Investor Notice”) to the Company to cause an Advance Notice to be deemed delivered to Yorkville and the issuance and sale of shares of Class A Common Stock to Yorkville pursuant to an Advance in an amount not to exceed the balance owed under all Promissory Notes outstanding on the date of delivery of such Investor Notice. The purchase price of the shares of Class A Common Stock in respect of such Advance shall be equal to the Conversion Price (as defined in the Promissory Notes) in effect on the date of delivery of the Investor Notice and shall be paid by offsetting the amount of the purchase price to be paid by Yorkville against an equal amount outstanding under a Promissory Note (first towards accrued and unpaid interest, if any, then towards principal).

An “Amortization Event” will occur under the terms of the Promissory Note if (i) the daily VWAP is less than the Floor Price for five trading days during a period of seven consecutive trading days, (ii) the Company has issued substantially all of the shares of Class A Common Stock available under the Exchange Cap, or (iii) the Company is in material breach of its obligations under the Registration Rights Agreement (as defined below) and such breach remains uncured for a period of five trading days or the occurrence of certain registration events specified in the Registration Rights Agreement, including (but not limited to) that the Resale Registration Statement is not declared effective on or prior to the 60th day following the initial filing thereof, the Resale Registration Statement ceases to remain continuously effective, inability of Yorkville to utilize the prospectus within the Resale Registration Statement for more than 30 consecutive calendar days or an aggregate of 40 calendar days during any 12-month period. Within seven trading days of an Amortization Event, the Company will be obligated to make monthly cash payments in an amount equal to the sum of (i) $1.0 million of principal of the Promissory Note (or the outstanding principal if less than such amount) (the “Amortization Principal Amount”), plus (ii) a payment premium of 10% in respect of such Amortization Principal Amount, plus (iii) accrued and unpaid interest thereunder. The obligation of the Company to make monthly prepayments shall cease (with respect to any payment that has not yet come due) if any time after an Amortization Event (a) the Company reduces the Floor Price to an amount no more than 75% of the closing price of the Class A Common Stock on the trading day immediately prior to such reset notice (and no greater than the initial Floor Price), or (b) the daily VWAP is greater than the Floor Price for a period of ten consecutive trading days, unless a subsequent Amortization Event occurs.

The foregoing description of each of the SEPA and the First Promissory Note is not complete and is qualified in its entirety by reference to the SEPA and the First Promissory Note, respectively, each of which is filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference.

Also on December 14, 2023, in connection with the SEPA, the Company entered into a Registration Rights Agreement with Yorkville (the “Registration Rights Agreement”), pursuant to which the Company shall file, within 21 days following the Closing, with the SEC a registration statement, or multiple registration statements (such registration statement(s), a “Resale Registration Statement”), for the resale under the Securities Act by Yorkville of the shares of Class A Common Stock issued under the SEPA pursuant to an Advance requested to be included in such Resale Registration Statement. The Company agreed to use commercially reasonable efforts to have such Resale Registration Statement declared effective within 60 days of such filing and to maintain the effectiveness of such Resale Registration Statement. The Company shall not have the ability to request any Advances until such Resale Registration Statement is declared effective by the SEC.

The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as Exhibit 10.2 to this Current Report and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report is incorporated by reference in this Item 2.03.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Standby Equity Purchase Agreement, dated as of December 14, 2023, by and among Banzai International, Inc. (f/k/a 7GC & Co. Holdings Inc.), YA II PN, LTD., and Banzai Operating Co LLC (f/k/a Banzai International, Inc.).

10.2	Promissory Note, dated as of December 14, 2023, issued by Banzai International, Inc. (f/k/a 7GC & Co. Holdings Inc.) to YA II PN, LTD.

10.3	Registration Rights Agreement, dated as of December 14, 2023, by and between Banzai International, Inc. (f/k/a 7GC & Co. Holdings Inc.) and YA II PN, LTD.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Banzai International, Inc.

Date: December 18, 2023	By:	/s/ Joseph Davy
	Name:	Joseph Davy
	Title:	Chief Executive Officer